UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2023

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2023, Vapotherm, Inc. (the “Company”) announced its financial results for the second quarter ended June 30, 2023. A full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously announced, on July 20, 2023, at an annual meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to give the Board of Directors discretion to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-3 and 1-for-8, inclusive, such ratio, and the decision to effect the reverse split, to be determined by the Board of Directors in its sole discretion.

On August 8, 2023, the Board of Directors of the Company approved a 1-for-8 reverse stock split and a corresponding reduction in authorized shares of the Company’s common stock, effective as of 12:01 a.m., Eastern Time, on August 18, 2023 (the “Effective Time”), with shares expected to begin trading on a split-adjusted basis at market open on August 18, 2023 under the existing symbol “VAPO” and new CUSIP number 922107 305. In connection with the reverse stock split, every eight (8) shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one (1) share of the Company’s common stock. Fractional shares will not be issued in connection with the reverse stock split and stockholders who would otherwise hold fractional shares because the number of shares of the Company’s common stock they hold before the reverse stock split is not evenly divisible by eight (8) will be entitled to receive a cash payment in lieu of such fractional shares.

The terms of outstanding warrants and equity-based awards (including exercise price and number of shares issuable thereunder) will be proportionately adjusted, in accordance with the terms of the applicable agreement. In addition, the number of shares of the Company’s common stock reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expect,” “will,” “plan,” “anticipate,” “could,” “intend,” “believe,” “estimate,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Forward-looking statements in this report include, but are not limited to, statements regarding the timing and effect of the reverse stock split. The forward-looking statements in this report are only predictions and are based largely on the Company’s current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this report and are subject to a number of known and unknown risks, uncertainties and assumptions, including without limitation, risks associated with the reverse stock split, the Company’s ability to regain compliance with the continued listing standards of the NYSE, market conditions and the impact of the reverse stock split on the trading price of the Company’s common stock and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 23, 2023 and in its other subsequent filings with the SEC, including its most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 to be filed with the SEC on August 8, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Vapotherm, Inc. on August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapotherm, Inc.

Date:	August 8, 2023	By:	/s/ John Landry
John Landry Senior Vice President and Chief Financial Officer